Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR RESULTS;
ANNOUNCES AGREEMENT TO SELL ECHELON SITE

LAS VEGAS - MARCH 4, 2013 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2012.

The Company also announced that it has entered into a definitive agreement to sell the Echelon site on the Las Vegas Strip to the Genting Group for $350 million in cash.

The sale agreement includes both the 87-acre land parcel as well as all improvements to the site. Subject to the terms of the definitive purchase agreement and satisfaction of various conditions, the transaction is expected to close today. A portion of the proceeds will be paid to a third party to fulfill the Company's obligations to LVE Energy Partners, LLC. Following this payment and other closing costs, Boyd Gaming expects to receive approximately $157 million in net proceeds from the transaction.

Based on the Company's decision not to proceed with development of the Echelon site, Boyd Gaming recorded a one-time, non-cash pretax impairment charge of approximately $994 million, which is reflected in the Company's fourth-quarter 2012 results.

“Our highest priority is strengthening our balance sheet. The sale of the Echelon site is another important step in the ongoing effort to improve our long-term financial position,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “While we remain committed to the Las Vegas market, we determined that developing a large-scale project on the Las Vegas Strip was not consistent with our current strategy.”

Fourth-Quarter Results
For the fourth quarter of 2012, Boyd Gaming reported net revenues of $625.8 million, an increase of 3.2% from $606.7 million during the same quarter in 2011. Total Adjusted EBITDA(1) was $100.9 million, compared to $114.3 million in the year-ago quarter. Results reflect the addition of the operations of Peninsula Gaming, LLC, acquired by the Company on November 20, 2012.

Boyd Gaming's wholly-owned business reported fourth-quarter 2012 net revenues of $477.1 million, up 11.2% from the year-ago period. Wholly-owned Adjusted EBITDA was $86.8 million, an increase of 13.7% from the fourth quarter of 2011. Borgata, the Company's 50% joint venture, reported fourth-quarter 2012 net revenues of $147.6 million, compared to $176.4 million in the year-ago period, while Adjusted EBITDA was $14.0 million, down from the $37.9 million reported in the fourth quarter of 2011.

Adjusted Earnings(1) for the fourth quarter 2012 were a loss of $27.7 million, or $0.31 per share, compared to a loss of $2.9 million, or $0.03 per share, for the same period in 2011. The calculations of Adjusted Earnings and Adjusted Earnings per share are presented in a table at the end of this press release.

Significant items excluded from Adjusted Earnings in the fourth quarter 2012 include the $993.9 million impairment charge associated with the Echelon site; $39.4 million of impairment charges associated with the Company's excess land holdings in North Las Vegas and Pennsylvania; and a $17.5 million impairment charge associated with the Company's gaming license in Shreveport, La.

Including these items, for the fourth quarter 2012 the Company reported a net loss of $899.9 million, or $10.24 per share, compared to a net loss of $0.5 million, or $0.01 per share, in the same period last year.

Commenting on the quarter, Keith Smith said, “We continued to make significant progress executing our Company's strategic plan. The completion of the Peninsula acquisition further diversifies our operations, and will strengthen our balance sheet by greatly expanding our free cash flow. We were also encouraged to see sequential improvement throughout the quarter in our Las Vegas Locals business, as our initiatives in this market began to pay off. We remain focused on improving our core business, successfully integrating the Peninsula assets, and finding new ways to drive revenue and EBITDA growth throughout the business.”

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Full-Year 2012 Results
For the year ended December 31, 2012, Boyd Gaming reported net revenues of $2.49 billion, an increase of 6.5% from the year ended December 31, 2011. Total Adjusted EBITDA was $452.1 million during the period, compared to $466.1 million in the full year 2011. Full-year 2012 results include the operations of Peninsula Gaming, acquired by the Company on November 20, 2012; as well as a full year of contributions from the IP Casino Resort Spa in Biloxi, Mississippi, acquired on October 4, 2011.

During the full-year 2012, the Company's wholly-owned operations posted net revenues of $1.80 billion, up 12.2% from the year-ago period. Wholly-owned Adjusted EBITDA increased 8.8% to $335.1 million, compared to $308.0 million in 2011. Borgata reported net revenues of $686.2 million during the year ended December 31, 2012, compared to $730.3 million in the full-year 2011, while property Adjusted EBITDA was $117.0 million in the current period, compared to $158.1 million in the year ended December 31, 2011.

Adjusted Earnings for the Company for the year ended December 31, 2012 reflect a loss of $24.7 million, or $0.28 per share, compared to earnings of $1.1 million, or $0.01 per share, during the full-year 2011.

Including the significant one-time charges recorded in the fourth quarter of 2012, the Company reported a net loss for the year ended December 31, 2012 of $908.9 million, or $10.37 per share. By comparison, the Company reported a net loss of $3.9 million, or $0.04 per share, for the year ended December 31, 2011.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, fourth-quarter 2012 net revenues were $148.7 million, compared to $152.7 million in the fourth quarter of 2011. Fourth-quarter 2012 Adjusted EBITDA was $31.5 million, down from $36.8 million in the year-ago period. Business levels strengthened at our Locals properties toward the end of the quarter. This was primarily attributable to our introduction of an expanded offering of low-denomination slot product throughout the market, and related marketing programs.

Downtown
The Company's Downtown Las Vegas properties reported net revenues of $57.7 million for the fourth quarter 2012, down from $58.7 million in the year-ago period. Adjusted EBITDA was $9.9 million, compared to $10.8 million in the fourth quarter of 2011. Due to previously announced reductions in our weekly flight schedule, revenues declined at our Hawaiian charter service. EBITDA at our Downtown operations was flat year-over-year prior to the impact of several one-time charges.

Midwest and South
In the Midwest and South region, net revenues were $213.8 million, compared to $217.6 million in the fourth quarter of 2011. Adjusted EBITDA was $34.5 million versus $39.1 million in the year-ago period. Our regional operations were impacted by softness in visitation among casual players.

Peninsula
From November 20 to December 31, 2012, the five Peninsula Gaming properties contributed net revenues of $56.9 million, and Adjusted EBITDA of $21.2 million. The segment reported substantial growth from the prior year when Peninsula was a standalone company, due to a full quarter of contributions from the Kansas Star Casino, which commenced operations on December 20, 2011.

Borgata
Borgata, the Company's 50% joint venture, reported fourth-quarter 2012 net revenues of $147.6 million, compared to $176.4 million in the year-ago period, while Adjusted EBITDA was $14.0 million, down from the $37.9 million reported in the fourth quarter of 2011. Results were impacted by the effects of Superstorm Sandy, including the closure of the property for five days.

Conference Call Information
Boyd Gaming will host its fourth-quarter 2012 conference call today, March 4, at 12:00 p.m. Eastern, on which the Company will provide guidance for the first quarter 2013. The conference call number is (888) 317-6003, passcode 8459751. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or:
http://www.videonewswire.com/event.asp?id=92591

Following the call's completion, a replay will be available by dialing (877) 344-7529 today, March 4, beginning at 2:00 p.m. Eastern and continuing through Tuesday, March 12, at 9 a.m. Eastern. The conference number for the replay will be 10025828. The replay will also be available on the Internet at www.boydgaming.com.

Footnotes and Safe Harbor Statements
Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, impairments of assets and other operating charges, net, and our share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, acquisition-related expenses, net gains on insurance settlements, impairments of assets, adjustments to property tax accruals, write-downs and other charges, net, accelerated amortization of deferred loan fees, changes in the fair value of derivative instruments, gain on early retirements of debt, other non-recurring adjustments, net, valuation adjustments related to the consolidation of Borgata, and our share of Borgata's preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.
Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the anticipated transactions involving Echelon and pending sale of Dania, the timing for completion of such transactions and the anticipated benefits from such transactions, including strengthen the Company's balance sheet; the benefits of the Peninsula acquisition, including diversifies the Company's operations and significantly strengthening its balance sheet by expanding its free cash flow; and the continued improvement in the Company's Las Vegas Locals business. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the satisfaction to the various conditions to the Company's pending Echelon and Dania transactions, and whether such conditions will be satisfied when expected, if at all; the availability of financing to the purchaser of Dania; the receipt of legislative, and other state, federal and local approvals for the Company's development projects in Florida and other jurisdictions; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, New Jersey, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

BOYD GAMING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues
Gaming	$542,441	$517,328	$2,110,233	$1,986,644
Food and beverage	99,383	102,265	417,506	388,148
Room	59,314	64,328	264,903	246,209
Other	34,845	34,764	145,460	135,176
Gross revenues	735,983	718,685	2,938,102	2,756,177
Less promotional allowances	110,141	112,011	450,676	419,939
Net revenues	625,842	606,674	2,487,426	2,336,238

Costs and expenses
Gaming	268,660	243,994	1,011,064	924,451
Food and beverage	50,470	51,649	219,921	200,165
Room	11,860	16,190	55,531	56,111
Other	28,363	26,716	111,075	108,907
Selling, general and administrative	119,607	106,119	452,926	394,991
Maintenance and utilities	38,569	38,399	155,016	153,512
Depreciation and amortization	63,207	50,237	214,332	195,343
Corporate expense	14,522	12,393	50,719	48,962
Preopening expenses	6,053	1,342	11,541	6,634
Impairments of assets	1,053,526	1,741	1,053,526	6,741
Other operating charges, net	9,049	3,048	6,650	7,317
Total costs and expenses	1,663,886	551,828	3,342,301	2,103,134
Operating income	(1,038,044)	54,846	(854,875)	233,104

Other expense (income)
Interest income	(485)	(6)	(1,169)	(46)
Interest expense, net of amounts capitalized	87,273	66,663	290,004	250,731
Other, net	137	(10,534)	137	(11,303)
Total other expense, net	86,925	56,123	288,972	239,382

Loss before income taxes	(1,124,969)	(1,277)	(1,143,847)	(6,278)
Income taxes	213,192	(1,749)	220,772	(1,721)
Net loss	(911,777)	(3,026)	(923,075)	(7,999)
Net loss attributable to noncontrolling interest	11,879	2,535	14,210	4,145
Net loss attributable to Boyd Gaming Corporation	$(899,898)	$(491)	$(908,865)	$(3,854)

Basic net income (loss) per common share	$(10.24)	$(0.01)	$(10.37)	$(0.04)

Weighted average basic shares outstanding	87,846	87,732	87,652	87,263

Diluted net income (loss) per common share	$(10.24)	$(0.01)	$(10.37)	$(0.04)

Weighted average diluted shares outstanding	87,846	87,732	87,652	87,263

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Operating Income (Loss)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands)
Net Revenues by Reportable Segment
Las Vegas Locals	$148,743	$152,696	$591,306	$604,965
Downtown Las Vegas	57,684	58,671	224,178	224,250
Midwest and South (1)	213,773	217,567	924,188	771,355
Peninsula Gaming (2)	56,925	—	56,925	—
Atlantic City	147,565	176,410	686,222	730,274
Reportable Segment Net revenues	624,690	605,344	2,482,819	2,330,844
Other	1,152	1,330	4,607	5,394
Net revenues	$625,842	$606,674	$2,487,426	$2,336,238

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$31,450	$36,842	$128,742	$145,848
Downtown Las Vegas	9,935	10,839	32,832	35,214
Midwest and South (1)	34,508	39,090	192,349	167,101
Peninsula Gaming (2)	21,152	—	21,152	—
Wholly owned property Adjusted EBITDA	97,045	86,771	375,075	348,163
Corporate expense (3)	(10,198)	(10,363)	(39,954)	(40,189)
Wholly owned Adjusted EBITDA	86,847	76,408	335,121	307,974
Atlantic City	14,010	37,860	116,976	158,126
Adjusted EBITDA	100,857	114,268	452,097	466,100

Other operating costs and expenses
Deferred rent	996	1,034	3,984	4,136
Depreciation and amortization	63,207	50,237	214,332	195,343
Preopening expenses	6,053	1,342	11,541	6,634
Share-based compensation expense	4,687	2,257	12,247	9,997
Impairments of assets	1,053,526	1,741	1,053,526	6,741
Other operating charges, net	10,432	2,811	11,342	10,145
Total other operating costs and expenses	1,138,901	59,422	1,306,972	232,996
Operating income (loss)	(1,038,044)	54,846	(854,875)	233,104
Other non-operating items
Interest expense, net	86,788	66,657	288,835	250,685
Other, net	137	(10,534)	137	(11,303)
Total other non-operating items, net	86,925	56,123	288,972	239,382
Loss before income taxes	(1,124,969)	(1,277)	(1,143,847)	(6,278)
Income taxes	213,192	(1,749)	220,772	(1,721)
Net loss	(911,777)	(3,026)	(923,075)	(7,999)
Net loss attributable to noncontrolling interest	11,879	2,535	14,210	4,145
Net loss attributable to Boyd Gaming Corporation	$(899,898)	$(491)	$(908,865)	$(3,854)

(1) IP provided $44.6 million in net revenues and $8.4 million in Adjusted EBITDA, which is reported in the three months and year ended December 31, 2011.
(2) Results of Peninsula Gaming are included from the November 20, 2012, date of acquisition.
(3) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands)
Corporate expense as reported on Condensed Consolidated
Statements of operations	$14,522	$12,393	$50,719	$48,962
Corporate share-based compensation expense	(4,324)	(2,030)	(10,765)	(8,773)
Corporate expense as reported on the above table	$10,198	$10,363	$39,954	$40,189

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Loss to Adjusted Earnings (Loss) and Net Loss Per Share to Adjusted Earnings (Loss) Per Share
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$(899,898)	$(491)	$(908,865)	$(3,854)
Pretax adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	8,776	3,929	22,196	17,264
Acquisition-related expenses	11,734	(2,244)	18,651	—
Gain on insurance settlement, net of flood expense	(1,007)	(144)	(7,098)	1,428
Impairments of assets	1,050,715	—	1,050,715	—
Miscellaneous non-recurring adjustments, net	113	(1,240)	699	—
Adjustments to property tax accruals, net	—	—	(1,255)	(7,464)
Interest on acquisition financing	4,163	—	7,777	—
Write-downs and other items, net	900	7,804	900	6,232
Accelerated amortization of deferred loan fees	—	376	—	376
Change in fair value of derivative instruments	—	—	—	265
(Gain) loss on early retirements of debt, net	—	—	—	20
Other income	137	(10,582)	137	(11,582)

Pretax adjustments related to Borgata:
Preopening expenses	—	137	240	228
Impairments of assets	2,811	1,741	2,811	6,741
Write-downs and other items, net	(2,692)	(951)	(6,503)	(166)
Accelerated amortization of deferred loan fees	—	707	—	1,029
Valuation adjustments related to consolidation, net	(137)	389	295	389
(Gain) loss on early retirements of debt	—	48	—	(6)
Total adjustments	1,075,513	(30)	1,089,565	14,754

Income tax effect for above adjustments	(203,283)	(1,316)	(207,020)	(5,648)
Impact on noncontrolling interest, net	9	(1,035)	1,579	(4,108)
Adjusted earnings (loss)	$(27,659)	$(2,872)	$(24,741)	$1,144

Net income (loss) per share	$(10.24)	$(0.01)	$(10.37)	$(0.04)
Pretax adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	0.10	0.04	0.25	0.20
Acquisition-related expenses	0.13	(0.03)	0.21	—
Gain on insurance settlement, net of flood expense	(0.01)	—	(0.08)	0.02
Impairments of assets	11.96	—	11.99	—
Miscellaneous non-recurring adjustments, net	—	—	0.01	—
Adjustments to property tax accruals, net	—	—	(0.01)	(0.09)
Interest on acquisition financing	0.05	—	0.09	—
Write-downs and other items, net	0.01	0.09	0.01	0.07
Accelerated amortization of deferred loan fees	—	—	—	—
Change in fair value of derivative instruments	—	—	—	—
(Gain) loss on early retirements of debt, net	—	—	—	—
Other income	—	(0.11)	—	(0.13)

Pretax adjustments related to Borgata:
Preopening expenses	—	—	—	—
Impairment of assets	0.03	0.02	0.03	0.08
Write-downs and other items, net	(0.03)	(0.01)	(0.07)	—
Accelerated amortization of deferred loan fees	—	0.01	—	0.01
Valuation adjustments related to consolidation, net	—	—	—	—
(Gain) loss on early retirements of debt	—	—	—	—
Total adjustments	12.24	0.01	12.43	0.16

Income tax effect for above adjustments	(2.31)	(0.02)	(2.36)	(0.06)
Impact on noncontrolling interest, net	—	(0.01)	0.02	(0.05)
Adjusted earnings (loss) per share	$(0.31)	$(0.03)	$(0.28)	$0.01

Weighted average shares outstanding	87,846	87,732	87,652	87,594

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statement of Operations
Three Months Ended December 31, 2012
(Unaudited)

	Boyd Gaming Wholly Owned
	Excluding
	Peninsula	Peninsula				LVE (Variable		Boyd Gaming
	Gaming	Gaming (1)	Eliminations	Total	Borgata (2)	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$350,157	$53,442	$—	$403,599	$138,842	$—	$—	$542,441
Food and beverage	67,354	3,988	—	71,342	28,041	—	—	99,383
Room	35,857	—	—	35,857	23,457	—	—	59,314
Other	27,370	1,687	(2,181)	26,876	7,969	2,724	(2,724)	34,845
Gross revenues	480,738	59,117	(2,181)	537,674	198,309	2,724	(2,724)	735,983
Less promotional allowances	57,205	2,192	—	59,397	50,744	—	—	110,141
Net revenues	423,533	56,925	(2,181)	478,277	147,565	2,724	(2,724)	625,842

Costs and expenses
Gaming	184,386	24,565	—	208,951	59,709	—	—	268,660
Food and beverage	32,564	2,855	—	35,419	15,051	—	—	50,470
Room	9,313	—	—	9,313	2,547	—	—	11,860
Other	20,906	3,271	(2,181)	21,996	6,367	—	—	28,363
Selling, general and administrative	78,216	5,250	—	83,466	36,100	41	—	119,607
Maintenance and utilities	22,776	2,015	—	24,791	13,778	—	—	38,569
Depreciation and amortization	33,069	13,327	—	46,396	16,811	—	—	63,207
Corporate expense	14,147	375	—	14,522	—	—	—	14,522
Preopening expenses	8,238	538	—	8,776	1	—	(2,724)	6,053
Impairments of assets	1,050,715	—	—	1,050,715	2,811	—	—	1,053,526
Other operating charges, net	11,741	—	—	11,741	(2,692)	—	—	9,049
Total costs and expenses	1,466,071	52,196	(2,181)	1,516,086	150,483	41	(2,724)	1,663,886

Operating income from Borgata	1,461	—	—	1,461	—	—	(1,461)	—

Operating income (loss)	(1,043,999)	4,729	—	(1,039,270)	(2,918)	2,683	1,461	(1,038,044)

Other expense (income)
Interest income	(238)	(247)	—	(485)	—	—	—	(485)
Interest expense, net of amounts	52,891	10,065	—	62,956	21,017	3,300	—	87,273
capitalized
Other income	—	137	—	137	—	—	—	137
Other non-operating expenses from	9,800	—	—	9,800	—	—	(9,800)	—
Borgata, net
Total other expense, net	62,453	9,955	—	72,408	21,017	3,300	(9,800)	86,925

Income (loss) before income taxes	(1,106,452)	(5,226)	—	(1,111,678)	(23,935)	(617)	11,261	(1,124,969)
Income taxes	211,778	—	—	211,780	1,412	—	—	213,192

Net income (loss)	(894,674)	(5,226)	—	(899,898)	(22,523)	(617)	11,261	(911,777)
Net (income) loss attributable to	—	—	—	—	—	617	11,262	11,879
noncontrolling interest

Net income (loss) attributable to	$(894,674)	$(5,226)	$—	$(899,898)	$(22,523)	$—	$22,523	$(899,898)
Boyd Gaming Corporation

Basic net loss per common share				$(10.24)				$(10.24)

Weighted average basic shares				87,846				87,846
outstanding

Diluted net loss per common share				$(10.24)				$(10.24)

Weighted average diluted shares				87,846				87,846
outstanding

(1) Results of Peninsula Gaming are included from the November 20, 2012, date of acquisition.
(2) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statement of Operations
Three Months Ended December 31, 2011
(Unaudited)

	Boyd Gaming		LVE (Variable		Boyd Gaming
	Wholly-Owned	Borgata (1)	Interest Entity)	Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$359,618	$157,710	$—	$—	$517,328
Food and beverage	67,042	35,223	—	—	102,265
Room	36,968	27,360	—	—	64,328
Other	25,195	9,569	2,724	(2,724)	34,764
Gross revenues	488,823	229,862	2,724	(2,724)	718,685
Less promotional allowances	58,559	53,452	—	—	112,011
Net revenues	430,264	176,410	2,724	(2,724)	606,674

Costs and expenses
Gaming	179,491	64,503	—	—	243,994
Food and beverage	33,706	17,943	—	—	51,649
Room	12,651	3,539	—	—	16,190
Other	19,360	7,356	—	—	26,716
Selling, general and administrative	75,582	30,537	—	—	106,119
Maintenance and utilities	24,677	14,672	(950)	—	38,399
Depreciation and amortization	35,377	14,860	—	—	50,237
Corporate expense	12,393	—	—	—	12,393
Preopening expenses	3,929	137	—	(2,724)	1,342
Impairments of assets	690	1,051	—	—	1,741
Other operating charges, net	3,460	(412)	—	—	3,048
Total costs and expenses	401,316	154,186	(950)	(2,724)	551,828

Operating income from Borgata	11,112	—	—	(11,112)	—

Operating income	40,060	22,224	3,674	(11,112)	54,846

Other expense (income)
Interest income	(6)	—	—	—	(6)
Interest expense, net of amounts capitalized	38,638	21,708	6,317	—	66,663
Other expense (income)	(10,582)	48	—	—	(10,534)
Other non-operating expenses from Borgata, net	11,004	—	—	(11,004)	—
Total other expense, net	39,054	21,756	6,317	(11,004)	56,123

Income (loss) before income taxes	1,006	468	(2,643)	(108)	(1,277)
Income taxes	(1,497)	(252)	—	—	(1,749)

Net income (loss)	(491)	216	(2,643)	(108)	(3,026)
Net income attributable to noncontrolling interest	—	—	2,643	(108)	2,535

Net income (loss) attributable to Boyd Gaming Corporation	$(491)	$216	$—	$(216)	$(491)

Basic net loss per common share	$(0.01)				$(0.01)

Weighted average basic shares outstanding	87,732				87,732

Diluted net loss per common share	$(0.01)				$(0.01)

Weighted average diluted shares outstanding	87,732				87,732

(1) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statement of Operations
Year Ended December 31, 2012
(Unaudited)

	Boyd Gaming Wholly Owned
	Excluding
	Peninsula	Peninsula				LVE (Variable			Boyd Gaming
	Gaming	Gaming (1)	Eliminations	Total	Borgata (2)	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$1,447,664	$53,442	$—	$1,501,106	$609,127	$—		$—	$2,110,233
Food and beverage	273,127	3,988	—	277,115	140,391	—		—	417,506
Room	150,398	—	—	150,398	114,505	—		—	264,903
Other	106,438	1,687	(2,181)	105,944	39,516	10,896		(10,896)	145,460
Gross revenues	1,977,627	59,117	(2,181)	2,034,563	903,539	10,896		(10,896)	2,938,102
Less promotional allowances	231,166	2,192	—	233,359	217,317	—		—	450,676
Net revenues	1,746,461	56,925	(2,181)	1,801,204	686,222	10,896		(10,896)	2,487,426

Costs and expenses
Gaming	731,565	24,565	—	756,130	254,934	—		—	1,011,064
Food and beverage	145,482	2,855	—	148,337	71,584	—		—	219,921
Room	42,040	—	—	42,040	13,491	—		—	55,531
Other	78,273	3,271	(2,181)	79,363	31,712	—		—	111,075
Selling, general and administrative	308,522	5,250	—	313,772	139,100	54		—	452,926
Maintenance and utilities	94,579	2,015	—	96,594	58,422	—		—	155,016
Depreciation and amortization	136,742	13,327	—	150,069	64,263	—		—	214,332
Corporate expense	50,344	375	—	50,719	—	—		—	50,719
Preopening expenses	21,658	538	—	22,196	241	—		(10,896)	11,541
Impairments of assets	1,050,715	—	—	1,050,715	2,811	—		—	1,053,526
Other operating charges, net	13,153	—	—	13,153	(6,503)	—		—	6,650
Total costs and expenses	2,673,073	52,196	(2,181)	2,723,088	630,055	54		(10,896)	3,342,301

Operating from Borgata	(28,082)	—	—	(28,082)	—	—		28,082	—

Operating income (loss)	(898,530)	4,729	—	(893,802)	56,167	10,842		(28,082)	(854,875)

Other expense (income)
Interest income	(922)	(247)	—	(1,169)	—	—	—	—	(1,169)
Interest expense, net of amounts	184,714	10,065	—	194,779	82,902	12,323		—	290,004
capitalized
Other income	—	137	—	137	—	—		—	137
Other non-operating expenses from	40,810	—	—	40,810	—	—		(40,810)	—
Borgata, net
Total other expense, net	224,602	9,955	—	234,557	82,902	12,323		(40,810)	288,972

Income (loss) before income taxes	(1,123,132)	(5,226)	—	(1,128,359)	(26,735)	(1,481)		12,728	(1,143,847)
Income taxes	219,493	—	—	219,493	1,279	—		—	220,772

Net income (loss)	(903,639)	(5,226)	—	(908,865)	(25,456)	(1,482)		12,728	(923,075)
Net (income) loss attributable to	—	—	—	—	—	1,482		12,728	14,210
noncontrolling interest

Net income (loss) attributable to	$(903,639)	$(5,226)	$—	$(908,865)	$(25,456)	$—		$25,456	$(908,865)
Boyd Gaming Corporation

Basic net loss per common share				$(10.37)					$(10.37)

Weighted average basic shares				87,652					87,652
outstanding

Diluted net loss per common share				$(10.37)					$(10.37)

Weighted average diluted shares				87,652					87,652
outstanding

(1) Results of Peninsula Gaming are included from the November 20, 2012, date of acquisition.
(2) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statement of Operations
Year Ended December 31, 2011
(Unaudited)

	Boyd Gaming		LVE (Variable			Boyd Gaming
	Wholly-Owned	Borgata (1)	Interest Entity)		Eliminations	Consolidated
	(in thousands, except per share data)
Revenues
Gaming	$1,338,202	$648,442	$—		$—	$1,986,644
Food and beverage	240,065	148,083	—		—	388,148
Room	129,672	116,537	—		—	246,209
Other	93,718	41,458	10,858		(10,858)	135,176
Gross revenues	1,801,657	954,520	10,858		(10,858)	2,756,177
Less promotional allowances	195,693	224,246	—		—	419,939
Net revenues	1,605,964	730,274	10,858		(10,858)	2,336,238

Costs and expenses
Gaming	660,580	263,871	—		—	924,451
Food and beverage	128,807	71,358	—		—	200,165
Room	41,576	14,535	—		—	56,111
Other	75,630	33,277	—		—	108,907
Selling, general and administrative	268,049	126,942	—		—	394,991
Maintenance and utilities	91,347	62,165	—		—	153,512
Depreciation and amortization	129,906	65,437	—		—	195,343
Corporate expense	48,962	—	—		—	48,962
Preopening expenses	17,263	229	—		(10,858)	6,634
Impairments of assets	5,690	1,051	—		—	6,741
Other operating charges, net	1,970	5,347	—		—	7,317
Total costs and expenses	1,469,780	644,212	—		(10,858)	2,103,134

Operating income from Borgata	43,031		—		(43,031)	—

Operating income	179,215	86,062	10,858		(43,031)	233,104

Other expense (income)
Interest income	(46)	—	—	—	—	(46)
Interest expense, net of amounts capitalized	152,664	81,314	16,753		—	250,731
Other income	(11,297)	(6)	—		—	(11,303)
Other non-operating expenses from Borgata, net	41,280	—	—		(41,280)	—
Total other expense, net	182,601	81,308	16,753		(41,280)	239,382

Income (loss) before income taxes	(3,386)	4,754	(5,895)		(1,751)	(6,278)
Income taxes	(468)	(1,253)	—		—	(1,721)

Net income (loss)	(3,854)	3,501	(5,895)		(1,751)	(7,999)
Net income attributable to noncontrolling interest	—	—	5,895		(1,750)	4,145

Net income (loss) attributable to Boyd Gaming Corporation	$(3,854)	$3,501	$—		$(3,501)	(3,854)

Basic net income per common share	$(0.04)					$(0.04)

Weighted average basic shares outstanding	87,263					87,263

Diluted net income per common share	$(0.04)					$(0.04)

Weighted average diluted shares outstanding	87,263					87,263

(1) Borgata's financial results include the impact of certain valuation adjustments made upon consolidation. These valuation adjustments are not pushed down to Borgata and are therefore not reflected in Borgata's standalone financial statements.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidated Statements of Operations of Peninsula Gaming Segment
Successor and Predecessor Periods Comprising the Three Month Periods Ended December 31, 2012 and 2011
(Unaudited)

	Successor	Predecessor	Combined	Predecessor
	November 20, 2012	October 1, 2012	October 1, 2012	Three Months
	Through	Through	Through	Ended
	December 31, 2012	November 19, 2012	December 31, 2012	December 31, 2011
			(In thousands)
Revenues
Gaming	$53,442	$63,338	$116,780	$77,472
Food and beverage	3,988	4,507	8,495	6,709
Other	1,687	2,299	3,986	3,439
Gross revenues	59,117	70,144	129,261	87,620
Less promotional allowances	2,192	2,725	4,917	4,150
Net revenues	56,925	67,419	124,344	83,470

Costs and expenses
Gaming	24,565	29,337	53,902	38,077
Food and beverage	2,855	2,865	5,720	4,263
Other	1,090	1,547	2,637	2,471
Selling, general and administrative	5,250	7,208	12,458	8,696
Maintenance and utilities	2,014	1,518	3,532	2,187
Depreciation and amortization	13,327	5,504	18,831	7,964
Corporate expense	375	2,685	3,060	2,747
Affiliate management fee	2,182	1,096	3,278	1,477
Preopening expenses	538	392	930	3,273
Other operating charges, net	—	26,830	26,830	93
Total costs and expenses	52,196	78,982	131,178	71,248
Operating income (loss)	4,729	(11,563)	(6,834)	12,222

Other expense (income)
Interest income	(247)	(309)	(556)	(574)
Interest expense, net of amounts capitalized	10,065	9,231	19,296	17,086
Loss on early retirements of debt, net	—	79,571	79,571	—
Loss from equity affiliate	137	—	137	29
Total other expense, net	9,955	88,493	98,448	16,541

Net income (loss)	$(5,226)	$(100,056)	$(105,282)	$(4,319)

Adjusted EBITDA, after corporate expense	$20,776	$22,259	$43,035	$25,029

Note: Peninsula Gaming, LLC (PGL) was acquired by Boyd Gaming on November 20, 2012. In accordance with Generally Accepted Accounting Principles (GAAP), PGL's 2012 historical financial results have been separated between the Successor period from November 20, 2012 through December 31, 2012, and the Predecessor period from October 1, 2012 through November 19, 2012. However, the Successor and Predecessor periods' results comprising the quarter ended December 31, 2012 are also presented on a combined basis because management believes doing so provides a meaningful presentation and comparison of results.

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidated Statements of Operations of Peninsula Gaming Segment
Successor and Predecessor Periods Comprising the Years Ended December 31, 2012 and 2011
(Unaudited)

	Successor	Predecessor	Combined	Predecessor
	November 20, 2012	January 1, 2012	January 1, 2012	Year
	Through	Through	Through	Ended
	December 31, 2012	November 19, 2012	December 31, 2012	December 31, 2011
			(in thousands)
Revenues
Gaming	$53,442	$438,417	$491,859	$306,704
Food and beverage	3,988	29,802	33,790	27,127
Other	1,687	14,655	16,342	15,176
Gross revenues	59,117	482,874	541,991	349,007
Less promotional allowances	2,192	17,686	19,878	16,677
Net revenues	56,925	465,188	522,113	332,330

Costs and expenses
Gaming	24,565	198,680	223,245	150,496
Food and beverage	2,855	18,736	21,591	17,209
Other	1,090	10,190	11,280	10,829
Selling, general and administrative	5,250	44,160	49,410	33,723
Maintenance and utilities	2,014	9,792	11,806	8,980
Depreciation and amortization	13,327	36,743	50,070	29,427
Corporate expense	375	11,572	11,947	9,424
Affiliate management fee	2,182	8,145	10,327	6,185
Preopening expenses	538	548	1,086	10,136
Other operating charges, net	—	29,258	29,258	179
Total costs and expenses	52,196	367,824	420,020	276,588
Operating income	4,729	97,364	102,093	55,742

Other expense (income)
Interest income	(247)	(1,994)	(2,241)	(2,350)
Interest expense, net of amounts capitalized	10,065	62,935	73,000	68,302
Loss on early retirements of debt, net	—	79,571	79,571	—
Loss from equity affiliate	137	62	199	91
Total other expense, net	9,955	140,574	150,529	66,043

Net income (loss)	$(5,226)	$(43,210)	$(48,436)	$(10,301)

Adjusted EBITDA, after corporate expense	$20,776	$172,058	$192,834	$101,669

Note: Peninsula Gaming, LLC (PGL) was acquired by Boyd Gaming on November 20, 2012. In accordance with Generally Accepted Accounting Principles (GAAP), PGL's 2012 historical financial results have been separated between the Successor period from November 20, 2012 through December 31, 2012, and the Predecessor period from January 1, 2012 through November 19, 2012. However, the Successor and Predecessor periods' results comprising the year ended December 31, 2012 are also presented on a combined basis because management believes doing so provides a meaningful presentation and comparison of results.